UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 15, 2013

(Date of Earliest Event Reported)

BEESFREE, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-53212 (Commission File Number)	92-0189305 (I.R.S. Employer Identification No.)

2101 Vista Parkway, Suite 122

West Palm Beach, Florida 33411

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 939-4860

____________________________________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 15, 2013, David W. Todhunter resigned as President, Chief Executive Officer, and Chief Financial Officer of BeesFree, Inc. (the “Company”). On April 17, 2013, Joseph Becker resigned as a Director of the Company.

(c) On April 16, 2013, the Company announced that Juan Carlos Trabucco, a director of the Company, has been appointed to serve as interim President and Chief Executive Officer of the Company pending the Company’s selection of a successor to serve as President and Chief Executive Officer. Mr. Trabucco will continue to maintain his position as director at his current level of compensation.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, “Item 10, Directors, Executive Officers and Corporate Governance” of the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2013, is incorporated by reference herein. With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Trabucco and any director or executive officer of the Company. With respect to Section 404(a) of Regulation S-K, there are no relationships or related transactions between Mr. Trabucco and the Company that are required to be reported.

On April 17, 2013, the Company also announced the appointment of Joseph Fasciglione, the Controller, Assistant Treasurer and Assistant Secretary of the Company, as interim Chief Financial Officer pending the Company’s selection of a successor to serve as Chief Financial Officer. Mr. Fasciglione, age 60, has served as the Company’s Controller since August 2011, initially as a consultant and then as employee in May 2012. Mr. Fasciglione has also served as the Company’s Assistant Treasurer and Assistant Secretary since April 2012. Mr. Fasciglione will continue to maintain his positions as Controller, Assistant Treasurer and Assistant Secretary at his current level of compensation.

In satisfaction of the disclosure required pursuant to Sections 401(b) and 401(e) of Regulation S-K, Mr. Fasciglione served as Corporate Controller for New Generations Biofuels Holdings, Inc. (NGBF.OCTQB), a provider of proprietary blended renewable biofuels for various commercial application and industries, from 2008 to 2011. During this time, Mr. Fasciglione had full responsibility for financial matters, such as financial reporting, annual audits, jurisdictional filings, cash management, invoicing, collections, risk management, and payroll, and certain administrative matters. Prior to working for New Generations Biofuels Holdings, Inc., Mr. Fasciglione held various controller or financial positions with companies in the telecommunication and other industries.

With respect to the disclosure required pursuant to Section 401(d) of Regulation S-K, there are no family relationships between Mr. Fasciglione and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Fasciglione and any other person pursuant to which Mr. Fasciglione was selected as Chief Financial Officer. There are also no relationships or related transactions between Mr. Fasciglione and the Company that are required to be reported.

ITEM 9.01 Financial Statements and Exhibits:

(a)           Financial Statements - Not Applicable
(b)           Pro-Forma Financial Information - Not Applicable
(c)           Shell Company Transactions - Not Applicable
(d)           Exhibits - Not Applicable

2

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEESFREE, INC.
By:	/s/ Juan Carlos Trabucco
Juan Carlos Trabucco
Interim President and Chief Executive Officer

Dated: April 17, 2013